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                                   EXHIBIT 8


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                     NON-CASH COLLATERAL SECURITY AGREEMENT

         This agreement is made effective January 10, 1997, at Columbus, Ohio, between Crown NorthCorp, Inc., a Delaware corporation ("Debtor"), having its principal place of business at 1251 Dublin Road, Columbus, Ohio 43215 and The Fifth Third Bank of Columbus, an Ohio banking corporation ("Secured Party"), having its principal place of business at 21 East State Street, Columbus, Ohio 43215, who hereby agree as follows:

         Section 1. Grant of Security Interest. To secure the payment of all of the Obligations (defined in Section 2, below), including without limitation all of the Notes (defined in Section 2,below), Debtor grants to Secured Party a security interest in, and pledges, assigns, and transfers to Secured Party, all of Debtor's rights, title, and interests in and to all of the foregoing (collectively referred to hereinafter as, the "Collateral"):

                    (a) All of Debtor's machinery, equipment, tools, furniture, furnishings and fixtures including, but not limited to, all manufacturing, fabricating, processing, transporting and packaging equipment, power systems, heating, cooling and ventilating systems, lighting and communications systems, electric, gas and water distribution systems, food service systems, fire prevention, alarm and security systems, laundry systems and computing and data processing systems, excepting Debtor's leasehold interest in any of the above ("Equipment"); all of Debtor's inventory, including, but not limited to, parts, supplies, raw materials, work in process, finished goods, materials used or consumed in Debtor's business, repossessed and returned goods (hereinafter the "Inventory"); all of Debtor's accounts, accounts receivable, contract rights, guaranties of accounts, accounts receivable and contract rights and security therefor, chattel paper, income tax refunds, instruments, negotiable documents, notes, drafts, acceptances and other forms of obligations and receivables arising from or in connection with the operation of Debtor's business including, but not limited to, those arising from or in connection with Debtor's sale, lease or other disposition of the Inventory (hereinafter the "Receivables"); and all books, records, ledger cards, computer programs and other documents or property at any time evidencing or relating to the Receivables; all of Debtor's general intangibles, trade names, trademarks, trade secrets, goodwill, patents, patent applications, copyrights, deposit accounts, licenses and franchises; and any and all deposits or other sums at any time credited by or due from the Secured Party to the Debtor, any and all policies, certificates of insurance, securities, goods, accounts receivable, choses in action, cash, property and the proceeds thereof owned by the Debtor or in which the Debtor has an interest, which now or hereafter are at any time in the possession or control of the Secured Party or in transit by mail or carrier to or from the Secured Party, or in the possession of any third party acting in the Secured Party's behalf, without regard to whether the Secured Party received the same in pledge for safekeeping, as agent for collection or transmission or otherwise, or whether the Secured Party has conditionally released the same (all of the foregoing items and types of property hereinafter the "Business Assets"); whether Debtor's interests in the Business


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          Assets as owner, co-owner, lessee, consignee, secured party or otherwise be now owned or existing, or hereafter arising or acquired, and wherever located, together with all substitutions, replacements, additions and accessions therefor or thereto, all replacement and repair parts therefor, all documents including, but not limited to, negotiable documents, documents of title, warehouse receipts, storage receipts, dock receipts, dock warrants, express bills, freight bills, airbills, bills of lading and other documents relating thereto, all products thereof and all cash and non-cash proceeds thereof including, but not limited to, notes, drafts, checks, instruments, insurance proceeds, indemnity proceeds, warranty and guaranty proceeds and proceeds arising in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Business Assets by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority).

                  (b) Debtor's rights, title, and interests in and to the Servicing Rights (as defined in the Intercreditor Agreement (defined in
         Section 3, below));

                  (c) all servicing fees, termination fees, and proceeds from the sale of servicing rights in the Acquired Portfolios (as defined in the Intercreditor Agreement) and in any refinanced Acquired Portfolios now or hereafter acquired by Debtor;

                  (d) $2,257,387 certificate of deposit no. 94186095 held by Fifth Third;

                  (e) $500,000 of Debtor's cash on deposit with Fifth Third in money market account no. 75935177; and

                  (f) all payments on and proceeds of any of the foregoing Collateral, and including all rights to payments under any insurance policy or any warranty, guaranty, or indemnity, payable with respect to any of the foregoing Collateral.

         Section 2. Obligations Secured. This agreement is being made in connection with the Loan Agreement dated this same date between Debtor and Secured Party (the "Loan Agreement") and shall secure all obligations of Debtor to Secured Party, including without limitation all obligations arising under (collectively, the "Obligations"): (a) the $500,000 Note, the $1,381,286 Note, and the LC Note (all as defined in the Loan Agreement and collectively, the "Notes"); (b) the Loan Agreement; (c) all of Debtor's obligations under the other Loan Documents (as defined in the Loan Agreement); and (d) any other indebtedness to Secured Party, whether or not any such obligations are now or hereafter evidenced by promissory notes or other documents and irrespective of any guarantees or other security now or hereafter given for any such obligations.

         Section 3. Representations and Warranties. Debtor represents and warrants to Secured Party that: (a) other than the Huntington Liens (defined below), Debtor owns all of the Collateral free and clear of all leases, security interests, liens, encumbrances, charges, liabilities, or claims of any nature, except the security interest created by this agreement; (b) other than financing


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statements relating to the Huntington Liens, a complete list of which is set forth in the Exhibit A attached to this agreement, no financing statements covering all or any part of the Collateral are on file with the Secretary of State of any state, the recorder of any county, or any other recording office;
(c) this agreement, along with the Intercreditor Agreement among Debtor, Secured Party, and The Huntington National Bank dated this same date (the "Intercreditor Agreement"), creates a (i) valid first-priority security interest in the Servicing Rights, all servicing fees, termination fees, and proceeds from the sale of servicing rights in the Mortgages and in any refinanced Mortgages now or hereinafter acquired by Debtor, and (ii) a valid second-priority security interest in all of the Collateral other than the collateral described in Section 3(c)(i), above, both of which secure the payment of the Obligations; and (d) all filings or other actions necessary or desirable to perfect and protect such security interests have been duly made or taken or shall be duly made or taken immediately upon execution of this agreement. For purposes of this agreement, the "Huntington Liens" shall mean the first-priority security interests and liens of The Huntington National Bank in all of the business assets of Debtor, as modified by the Intercreditor Agreement, which are security for the HNB Indebtedness (as defined in the Intercreditor Agreement). Debtor warrants further that it will cause all of the Huntington Liens to be terminated and released of record, to Secured Party's satisfaction, on or before June 1, 1997.

         Section 4. Location of Office and Collateral. Debtor warrants that: (a) Debtor's principal office and principal place of business in the State of Ohio is located at the address specified at the beginning of this agreement (the "Principal Office"); (b) Debtor's principal office and principal place of business in the States of Georgia, Texas, New Jersey, Virginia, and Missouri are located at the respective addresses specified on the Exhibit B attached to this agreement (each, a "State Office"); (c) Debtor will not change the location of the Principal Office in Ohio or the location of the State Office in each of those states listed in (b), above, without the giving of written notice to Secured Party not less than 15 days prior to any such change.

         Section 5. Use of Collateral. Except in connection with the ordinary and usual course of its business, Debtor shall not sell, assign, pledge, or otherwise transfer or encumber any Collateral.

         Section 6. Financing Statements. Debtor hereby irrevocably authorizes Secured Party or Secured Party's designees to execute on behalf of Debtor such one or more financing statements, continuation statements, or amendments thereto, and such other instruments or notices as Secured Party may consider necessary or desirable to perfect, protect, or preserve the security interest granted or purported to be granted by this agreement.

         Section 7. Execution of Documents. Debtor shall execute any documents and take any other actions requested by Secured Party from time to time to perfect or protect the security interest granted or purported to be granted by this agreement or to enable Secured Party to exercise or enforce its rights or remedies under this agreement.

         Section 8. Event of Default. Upon the occurrence of an Event of Default (as defined in the Loan Agreement), Secured Party may exercise, subject to the Intercreditor Agreement, with


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respect to the Collateral all rights and remedies of a secured party upon default under the Uniform Commercial Code as adopted and set forth in the Ohio Revised Code (including without limitation Chapter 1309, Ohio Revised Code) and all other rights and remedies under this agreement or otherwise available to Secured Party. In any action or proceeding to enforce its rights or remedies under this agreement, Secured Party shall be entitled forthwith to immediate exclusive possession and control of the Collateral and to receive directly all payments due or otherwise being made on any of the Collateral, and, upon ex parte application by Secured Party to any court of competent jurisdiction without notice to Debtor, shall be entitled to an order giving such immediate exclusive possession and control to Secured Party or, if Secured Party so elects, to an order appointing a receiver for the Collateral and without any requirement of bond or other security and without any showing that immediate or irreparable injury, loss, or damage will result if such an order is not issued by that court. For purposes of this agreement, notice to Debtor prior to the date of public sale of any Collateral or five days prior to the date after which private sale or other disposition of any Collateral will be made shall constitute reasonable notice of any such sale.

         All proceeds received by the Secured Party from (A) payments due or otherwise made on any of the Collateral, including without limitation proceeds from the collection of Debtor's accounts receivable, and (B) the sale of any of the Collateral shall be distributed subject to the Intercreditor Agreement to the Secured Party.

         Section 9. Notices. All notices and other communications under this agreement to be made to either Secured Party or Debtor shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed electronically), or mailed by certified mail (return receipt requested) or sent by Federal Express, UPS, or other nationally recognized overnight delivery service for overnight delivery to that party at the address for that party (or at such other address for such party as such party shall have specified in notice to the other party):

                  (a)      If to Secured Party:

                           The Fifth Third Bank of Columbus
                           21 East State Street
                           Columbus, Ohio 43215
                           Attn: Charles D. Hale
                           Telecopy No.: (614) 341-2606

                           With a copy to Secured Party's Counsel:

                           Baker & Hostetler LLP
                           65 East State Street, Suite 2100
                           Columbus, Ohio 43215
                           Attn: Paul G. Ghidotti, Esq.
                           Telecopy No.: (614) 462-2616


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                  (b)      If to Debtor:

                           Crown NorthCorp, Inc.
                           1251 Dublin Road
                           Columbus, Ohio 43215
                           Attn: Richard A. Brock
                           Telecopy No.: (614) 488-9780

                           With a copy to:

                           Stephen W. Brown
                           Crown NorthCorp, Inc.
                           1251 Dublin Road
                           Columbus, Ohio 43215
                           Telecopy No.: (614) 488-9780

         Section 10. Governing Law. Except as to issues relating to perfection of the security interests granted by Debtor to Secured Party in states other than Ohio, which shall be construed and resolved under the laws of such other state, all questions concerning the validity or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance under this agreement shall be construed and resolved under the laws of Ohio.

         Section 11. Severability. The intention of the parties to this agreement is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines it is impossible to construe any provision of this agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this agreement, which shall remain in full force and effect.

         Section 12. Venue. The parties to this agreement hereby designate the Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and exclusive venue for any actions or proceedings relating to this agreement; hereby irrevocably consent to such designation, jurisdiction, and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceeding initiated in the Court of Common Pleas of Franklin County, Ohio.

         Section 13. Nonwaiver. No failure by either party to insist upon compliance with any term of this agreement or to exercise any option, enforce any right, or seek any remedy upon any default of either party shall affect or constitute a waiver of the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this agreement affect, or constitute a waiver of, either party's right to demand strict compliance with the provisions of this agreement.


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         Section 14. No Third Party Benefit. This agreement is intended for the exclusive benefit of the parties to this agreement and their respective heirs, successors, and assigns, and nothing contained in this agreement shall be construed as creating any rights or benefits in or to any third party.

         Section 15. Jury Trial Waiver. Debtor, after consulting or having the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in any action or proceeding based upon or arising out of this agreement or any of the Loan Documents or any course of conduct, dealings, statements, whether oral or written, or actions of either party. Debtor shall not seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

         Section 16. Complete Agreement. This agreement (including any exhibits and any documents incorporated into this agreement by reference) contains the entire agreement among the parties and supersedes any prior agreements, negotiations, representations, or discussions among them with respect to the subject matter of this agreement. No additions or other changes to this agreement shall be binding upon either party unless made in writing and signed by both parties.

         Section 17. Counterparts. This agreement may be executed in multiple counterparts, and all such executed counterparts shall constitute one original agreement, binding on all of the parties, whether or not both of the parties have executed the same counterparts and whether or not the signature pages from different counterparts have been combined, and the signature of any party to any counterpart shall be deemed to be that party's signature to any other counterpart and may be appended to any other counterpart.

         Section 18. Captions. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this agreement.

         Section 19. Survival. All agreements, obligations, warranties, and representations under this agreement shall survive any modifications made by either party to this agreement.

         Section 20. Genders and Numbers. When permitted by the context, each pronoun used in this agreement includes the same pronoun in other genders or numbers and each noun used in this agreement includes the same noun in other numbers.

         Section 21. Successors. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, personal representatives, successors and assigns of each party to this agreement.


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         Section 22. Cumulative Effect. This agreement is intended as additional security to Secured Party and does not supersede, waive, or otherwise affect any other security interests, guarantees, or other agreements between Secured Party and Debtor.

CROWN NORTHCORP, INC.                       THE FIFTH THIRD BANK OF
                                            COLUMBUS


By: /s/Stephen W. Brown                     By: /s/Charles D. Hale
   ----------------------------                ------------------------
Print Name: Stephen W. Brown                   Charles D . Hale
Its: Secretary                                 Vice President


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                                    EXHIBIT A

A.       Ohio

         1.       Secretary of State

                  -        Financing Statement No. AL97171; Dated 6/29/95

         2.       Franklin County Recorder

                  -        Financing Statement No. 021339; Dated 6/29/95

B.       GEORGIA

         1.       Georgia Statewide UCC Index

                  -        Financing Statement No. 060199513243; Dated 7/17/95

C.       New Jersey

         1.       Secretary of State

                  -        Financing Statement No. 1645017; Dated 7/10/95

         2.       Hudson County Clerk

                  -        Financing Statement No. 001124; Dated 7/3/95

D.       Texas

         1.       Secretary of State

                  -        Financing Statement No. 130148; Dated 7/3/95

         2.       Dallas County Clerk

                  -        Financing Statement No. 003617; Dated 7/5/95

E.       Washington D.C.

         1.       D.C. Recorder of Deeds

                  -        Financing Statement No. 9500013601; Dated 7/17/95



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                                    EXHIBIT B


1.   Atlanta, Georgia Office
     5600 Roswell Road
     Prado East
     Suite 350
     Atlanta, GA 30342

2.   Austin, Texas Office
     Prime TEMPUS
     800 Brazos Street
     Suite 1030
     Austin,TX 78701

3.   Dallas, Texas Office
     Park Central VII
     12750 Merit Drive
     Suite 1015
     Dallas, TX 75251

4.   Columbus, Ohio Office
     1251 Dublin Road
     Columbus, OH 43215

5.   Hoboken, New Jersey Office
     5 Marine View Plaza
     Suite 316
     Hoboken, NJ 07030

6.   McLean, Virginia Office
     c/o Eastern Realty
     Suite 222
     1568 Springhill Road
     McLean, VA 22102